Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 Nos. 333-189144 and 333-117656) related to the 2013 Stock Incentive Plan (formerly known as the 2004 Stock Incentive Plan) of Omega Healthcare Investors, Inc.;
(2)	Registration Statement (Form S-3 No. 333-187037) related to the Dividend Reinvestment and Common Stock Purchase Plan of Omega Healthcare Investors, Inc.;
(3)	Registration Statement (Form S-3 No. 333-206751), an unallocated universal registration statement expiring September 3, 2018;
(4)	Registration Statement (Form S-3 No. 333-208710), pertaining to the Debt Securities and Guarantees of Debt Securities of Omega Healthcare Investors, Inc. and its subsidiary guarantors;
(5)	Registration Statement (Form S-8 No. 333-203189) related to assumed awards under certain equity compensation plans of Aviv REIT, Inc.; and
(6)	Registration Statement (Form S-3 No. 333-208061) related to the resale of shares issuable from time to time upon redemption of units of OHI Healthcare Properties Limited Partnership.

of our report dated February 26, 2016, except for Note 21 as to which the date is June 30, 2016, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. included in Exhibit 99.1 to this Current Report on Form 8-K of Omega Healthcare Investors, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Baltimore, Maryland

June 30, 2016